BRAINSTORM CELL THERAPEUTICS, INC.

LIMITED POWER OF ATTORNEY

 This statement confirms that the undersigned
has authorized and designated each of Veronica Zorrilla,
Ann Imes, Heather Turner, Amanda Rettig, Jessica
Sommer, Kate MacGregor and Thomas B. Rosedale his
attorneys-in-fact to (i) prepare, execute and file
on behalf of the undersigned Form ID or any other
necessary documents or forms in order to obtain
access codes (including, without limitation, CIK
and CCC codes) for the undersigned to permit filing
on EDGAR, and (ii) prepare, execute and file on behalf
of the undersigned all Forms 3, 4 and 5 (including
any amendments thereto) that the undersigned may be
required to file with the U.S. Securities and Exchange
Commission as a result of the undersigned's ownership
of or transactions in securities of Brainstorm Cell
Therapeutics, Inc.  The authority of such attorneys
under this Power of Attorney shall continue until the
undersigned is no longer required to file Forms 3, 4
and 5 with regard to the undersigned's ownership of
or transactions in securities of Brainstorm Cell
Therapeutics, Inc., unless earlier revoked in writing.
The undersigned acknowledges that such attorneys are not
assuming any of the undersigned's responsibilities to
comply with the requirements of Section 16 of the Securities
Exchange Act of 1934, as amended, or any of the undersigned's liabilities for failure to comply with such requirements.

Date: October 15, 2007     /s/ Abraham Efrati
     ---------------------
     Name: Abraham Efrati